UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 750-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2005, Silicon Valley Bank and Redback Networks Inc. (the “Company”) entered into a fourth amendment (the “4th Amendment”) to the Amended and Restated Loan and Security Agreement between the parties. The 4th Amendment extends the maturity date to August 30, 2005 of such loan agreement. The 4th Amendment is included herewith as exhibit 10.1 to this report.

On June 29, 2005 Silicon Valley Bank amended its irrevocable standby letter of credit (the “Letter of Credit”) issued on behalf of the Company to Jabil Circuits Inc., the Company’s contract manufacturer, to extend the expiration date from June 30, 2005 to June 30, 2006. This is the third amendment (the “3rd LC Amendment”) to the Letter of Credit and all other terms and conditions of the Letter of Credit remained unchanged. The 3rd LC Amendment is included herewith as exhibit 10.2 to this report.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
10.1	Fourth Amendment to the Amended and Restated Loan and Security Agreement between Silicon Valley Bank and the Company, dated June 30, 2005.

10.2	Third Amendment to Letter of Credit issued by Silicon Valley Bank on behalf of Redback Networks Inc., dated June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: July 5, 2005	By:	/S/ THOMAS L. CRONAN III
Thomas L. Cronan III Senior Vice President of Finance and Administration, Chief Financial Officer